Exhibit 5.1

The NBD Group, Inc.

A California Professional Corporation

Los Angeles and Palo Alto

https://nbdpro.co/

(408) 201-2662

January 28, 2021

B. Riley Financial, Inc.

11100 Santa Monica Blvd., Suite 800

Los Angeles, California 90025

Ladies and Gentlemen:

We have acted as counsel to B. Riley Financial, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3ASR (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes two prospectuses: (i) a base prospectus (the “Base Prospectus”) and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”). The Base Prospectus provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), relates to the registration under the Securities Act, and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, of an indeterminate amount of the following securities: (a) shares of common stock, par value $0.0001 per share (the “Common Stock”), (b) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), (c) warrants to purchase any of the securities described above (the “Warrants”), (d) one or more series of debt securities of the Company (“Debt Securities”), which Debt Securities may include senior debt securities or subordinated debt securities issued under an indenture, including any supplemental indenture related thereto, and may be convertible into or exchangeable for shares of Common Stock or Preferred Stock, (e) depositary shares, each representing a fractional interest in a share of a series of Preferred Stock (the “Depositary Shares”), and (f) units of securities of the Company (the “Units”) composed of any combination of Common Stock, Preferred Stock, Warrants, Debt Securities and Depositary Shares (the Common Stock, the Preferred Stock, the Warrants, the Debt Securities, the Depositary Shares and the Units are collectively referred to herein as the “Securities”).

We have also acted as counsel to B. Riley Financial, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale, from time to time, by the Company of up to $150,000,000 aggregate principal amount of the Company’s 7.375% Senior Notes due 2023 (the “7.375% 2023 Notes”), the 6.875% Senior Notes due 2023 (the “6.875% 2023 Notes”), the 6.75% Senior Notes due 2024 (the “2024 Notes”), the 6.375% Senior Notes due 2025 (the “2025 Notes”), the 6.50% Senior Notes due 2026 (the “2026 Notes”), the 7.25% Senior Notes Due 2027 (the “2027 Notes”) and the 6.00% Senior Notes due 2028 (the “2028 Notes” and, together with the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes and 2027 Notes, the “Notes”) and the Company’s Depositary Shares, each representing 1/1000th of a share of the Company’s 6.875% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share and liquidation preference of $25,000 per share (the “Series A Depositary Shares”) and the Company’s Depositary Shares, each representing 1/1000th of a share of the Company’s 7.375% Series B Cumulative Perpetual Preferred Stock, par value $0.0001 per share and liquidation preference of $25,000 per share (the “Series B Depositary Shares” and, together with the Series A Depositary Shares and the Notes, the “Placement Securities”), pursuant to the Registration Statement, including the Sales Agreement Prospectus, and the terms of an At Market Issuance Sales Agreement, dated as of February 14, 2020 (the “Sales Agreement”), by and among the Company and B. Riley FBR, Inc. (which has been renamed B. Riley Securities, Inc.) (the “Agent”).

The 7.375% 2023 Notes, 6.875% 2023 Notes and 2027 Notes have been and are issued pursuant to the terms and conditions of an Indenture entered into between the Company and U.S. Bank National Association, as trustee (the “U.S. Bank Trustee”), dated as of November 2, 2016 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of November 2, 2016 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of May 31, 2017 (the “Second Supplemental Indenture”), the Third Supplemental Indenture dated as of December 13, 2017 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture dated as of May 17, 2018 (the “Fourth Supplemental Indenture”) and the Fifth Supplemental Indenture dated as of September 11, 2018 (the “Fifth Supplemental Indenture” and, together with the Base Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture and Fourth Supplemental Indenture, the “2016 Indenture”). The 2024 Notes, 2025 Notes, 2026 Notes and 2028 Notes have been and are issued pursuant to the terms and conditions of an Indenture entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “BNYM Trustee”), dated as of May 7, 2019 (the “BNYM Base Indenture”), as supplemented by the First Supplemental Indenture dated as of May 7, 2019 (the “BNYM First Supplemental Indenture”), the Second Supplemental Indenture dated as of September 23, 2019 (the “BNYM Second Supplemental Indenture”), the Third Supplemental Indenture dated as of February 12, 2020 (the “BNYM Third Supplemental Indenture”) and the Fourth Supplemental Indenture dated as of January 25, 2021 (the “BNYM Fourth Supplemental Indenture” and, together with the BNYM Base Indenture, BNYM First Supplemental Indenture, BNYM Second Supplemental Indenture and BNYM Third Supplemental Indenture, the “2019 Indenture” and, together with the 2016 Indenture, the “Indentures”). The Series A Preferred Stock is being issued pursuant to the certificate of designation that sets forth the terms of a series of the Company’s preferred stock consisting of up to 10,000 shares, designated 6.875% Series A Cumulative Perpetual Preferred Stock. The Series B Preferred Stock is being issued pursuant to the certificate of designation that sets forth the terms of a series of the Company’s preferred stock consisting of up to 10,000 shares, designated 7.375% Series B Cumulative Perpetual Preferred Stock.

Any future issuance of Debt Securities will be issued pursuant to one of the Indentures or a new senior or subordinated indenture. Any future issuance of Depositary Shares will be issued pursuant to a deposit agreement to be entered into among the Company, a depositary to be named therein, and the holders from time to time of such Depositary Shares (each, a “Deposit Agreement”). The Units will be issued pursuant to one or more unit agreements or other agreements to be entered into between the Company and certain third parties (each, a “Unit Agreement”). The Warrants will be issued pursuant to one or more warrant agreements to be entered into between the Company and a bank or trust company, as warrant agent (each, a “Warrant Agreement”).

In connection with this opinion, we have examined originals, copies or forms of: (i) the Registration Statement; (ii) Base Prospectus; (iii) the Sales Agreement Prospectus; (iv) the Indentures, (v) a copy of the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect, as certified by the Secretary of the State of Delaware; (vi) a copy of the By-laws of the Company, as currently in effect, as certified by the Secretary of the Company; and (vii) certain resolutions of the Board of Directors of the Company (the “Board of Directors”), approved on January 26, 2021 (such documents outlined in clauses (i) – (vii), the “Documents”). In addition, we have examined such records, documents, certificates of public officials and of the Company, made such inquiries of officers of the Company, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In connection with this opinion, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Base Prospectus or Sales Agreement Prospectus, as applicable; (v) that each party thereto (other than the Company) has the corporate or other power and authority to execute, deliver and perform such Documents; (vi) that each party thereto (other than the Company) has duly authorized, executed and delivered such Documents; (vii) that each Document is the legal, valid and binding obligation of such party (other than the Company) enforceable against such party in accordance with its terms; (viii) that the Indentures constitute the legal, valid and binding obligations of the U.S. Bank Trustee or BNYM Trustee, as applicable, and has been duly authenticated by the U.S. Bank Trustee or BNYM Trustee, as applicable, and will be duly qualified under the Trust Indenture Act of 1939, as amended; and (ix) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, including a certificate from officers of the Company with respect to certain factual matters.

Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based upon and subject to the limitations and qualifications set forth herein, we are of the opinion that:

1.	When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by such Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable;

2.	Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable;

3.	When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability;

4.	Assuming the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the U.S. Bank Trustee or the BNYM Trustee, as applicable, and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the applicable Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, (y) the validity, legally binding effect or enforceability of any provision of either Indenture or any applicable supplemental indenture that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture, or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest;

5.	When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of Depositary Shares, the due execution and delivery of receipts evidencing such Depositary Shares in accordance with the Deposit Agreement relating thereto, and the due authorization and issuance of the Preferred Stock underlying such Depositary Shares and the deposit thereof in accordance with the Deposit Agreement, such Depositary Shares, when sold in exchange for the consideration set forth in the prospectus supplement relating to such Depositary Shares, will be duly authorized and legally issued and will entitle the holders thereof to the rights specified in such Depositary Shares and in such Deposit Agreement.

6.	When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability; and

7.	The Placement Securities to be sold by the Company have been duly authorized and, assuming the terms of any sale of the Placement Securities pursuant to the Sales Agreement are approved by the Board of Directors or a duly authorized committee thereof, when issued and delivered by the Company and paid for pursuant to the Sales Agreement, the Placement Securities will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Debt Securities and the Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain, validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have been effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indentures, the Debt Securities, the Warrant Agreement, the Deposit Agreement, and the Unit Agreement are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company and (ii) any Warrant Agreement, Deposit Agreement and Unit Agreement will be governed by the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the Base Prospectus and the Sales Agreement Prospectus, which are a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Very truly yours,

/s/ The NBD Group, Inc.

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